Exhibit 10.3

SPLIT-DOLLAR AGREEMENT


THIS AGREEMENT, made and entered into effective the date set forth below, by and among EQUITY CORPORATION INTERNATIONAL, a Delaware corporation, (hereinafter referred to as the "Corporation"), and JAMES P. HUNTER, III, an individual residing in the State of Texas (hereinafter referred to as the "Employee"), and J. PATRICK DOHERTY, an individual residing in the State of Texas, Trustee of the James P. Hunter, III Family Trust, pursuant to a certain Irrevocable Trust Agreement dated August 27, 1992 (hereinafter referred to as the "Owner"),
WITNESSETH:

WHEREAS, the Employee is employed by the Corporation; and

WHEREAS, Owner is the owner of a certain policy of life insurance insuring the life of Employee (hereinafter referred to as the "Policy"), which is described in Exhibit A attached hereto and by this reference made a part hereof, and which was issued by American General Life Insurance Company (hereinafter referred to as the "Insurer"); and

WHEREAS, the Corporation is willing to pay the premiums due on the Policy as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth; and

WHEREAS, the Corporation wishes to have the Policy collaterally assigned to it by Owner in order to secure the repayment of the amounts which it will pay toward the premiums on the Policy; and

WHEREAS, the parties intend that, by virtue of such collateral assignment the Corporation shall receive only the right to be repaid its premium payments hereunder, with the Owner retaining all other ownership rights in the Policy as specified herein;

NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

1. The Owner has acquired the Policy from the Insurer in the total face amount of $500,000.00. The parties hereto shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policy.

2. a. The Owner shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.
    b. It is the intention of the parties to this Agreement and the collateral assignment executed by the Owner to the Corporation in connection herewith that the Owner shall retain all rights which the Policy grants to the owner thereof, except the right of the Corporation to be repaid the amounts which it pays toward the premiums on the Policy. Specifically, but without limitation, the Corporation shall neither have nor exercise any right as collateral assignee of the Policy which could in any way defeat or impair the Owner's right to receive the cash surrender value or the death proceeds of the Policy, in excess of the amount due the Corporation hereunder. All provisions of this Agreement and of such collateral assignment shall be construed so as to carry out such intention.
3. On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. The amount of annual premiums paid by the Corporation during the six (6) years after the effective date of this Agreement shall be no less than $37,511.00 per year. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, as a result of its payment of such premium.
4. To secure the repayment to the Corporation of the amount of the premiums under the Policy, the Owner has assigned the Policy to the Corporation as collateral, under the form used by the Insurer for such assignments, which collateral assignment specifically limits the right of the Corporation thereunder to the repayment of its payments toward premiums on the Policy hereunder. Such repayment shall be made from the cash surrender value of the Policy (as defined therein) if this Agreement is terminated or if the Owner surrenders or cancels the Policy or from the death proceeds of the Policy if the Employee should die while the Policy and Agreement remain in force. In no event shall the Corporation have any right to borrow against the Policy except for the purpose of paying premiums on the Policy following six (6) years after the effective date of this Agreement. Such collateral assignment shall not be terminated, altered or amended by the Owner, without the express written consent of the Corporation. The parties hereto agree to take all action necessary to cause such collateral assignment to conform to the provisions of this Agreement.
5. a. The Owner shall take no action with respect to the Policy which would in any way compromise or jeopardize the Corporation's right to be repaid the amounts it paid toward premiums on the Policy, without the express written consent of the Corporation.
    b. The Owner may pledge or assign the Policy, subject to the terms and conditions of this Agreement, in order to secure a loan from the Insurer or from a third party, in an amount which shall not exceed the cash surrender value of the Policy (as defined therein) as of the date to which premiums have been paid, less the amount of the premiums on the Policy paid by the Corporation hereunder. Interest charges on such loan shall be the responsibility of and be paid by the Owner.
    c. The Owner shall have the sole right to surrender or cancel the Policy. If the Policy is surrendered or cancelled, the Corporation shall have the unqualified right to receive a portion of the cash surrender value equal to the total amount of the premiums paid by it hereunder. Upon receipt of the cash surrender value, the Owner shall pay to the Corporation the portion of such cash surrender value to which it is entitled hereunder, and shall retain the balance, if any.
6. a. Upon the death of the Employee, the Corporation and the Owner shall promptly take all action necessary to obtain the death benefit provided under the Policy.
    b. The Corporation shall have the unqualified right to receive a portion of such death benefit equal to the total amount of the premiums paid by it hereunder. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Owner, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Corporation hereunder exceed the Policy proceeds payable at the death of the Employee. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Owner, until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.
7. a. The obligations of the Corporation to pay premiums on the Policy under this Agreement shall terminate, without notice, upon the occurrence of any of the following events: (a) the total cessation of the business of the Corporation and its subsidiaries; (b) the bankruptcy, receivership or dissolution of the Corporation or (c) the date the Employee is neither (i) an employee of the Corporation or a subsidiary corporation (as defined in Section 425 of the Internal Revenue Code of 1986, as amended), (ii) a director of the Corporation or its successor or (iii) a consultant to the Corporation or a subsidiary corporation in accordance with any consulting agreement in effect from time to time between Employee and the Corporation or any subsidiary corporation; provided however in the event of a "Change-in-Control" of the Corporation, the provisions of paragraph b. of this
Section 7 shall apply.
    b. For purposes of this Agreement, the term "Change-in-Control" shall have the meaning provided in the "Executive Severance Agreement" dated August 14, 1997, between the Corporation and the Employee. Immediately prior to a "Change-in-Control", the Corporation will create a "rabbi trust" for the benefit of Owner pursuant to a trust agreement in such form as is approved by counsel for the Corporation and the Owner and the Corporation will transfer to such rabbi trust the excess of $225,066.00 over the amounts of premiums theretofore paid on the Policy by the Corporation. Following such Change-in-Control, this Agreement will continue and the trustee of the rabbi trust shall pay the premiums on the Policy as they become due thereafter.
8. At any time during the term of this Agreement, the Owner shall have the option of repaying to the Corporation all or any portion of the total amount of the premium payments made by the Corporation hereunder and Owner shall be authorized to borrow against the cash value of the Policy in order to fund such repayment. Upon receipt of the total amount of the premium payments made by the Corporation hereunder, the Corporation shall release the collateral assignment of the Policy, by the execution and delivery of an appropriate instrument of release.
9. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the collateral assignment executed by the Corporation and filed with the Insurer in connection herewith.
10. a. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.
    b. The Corporation shall make all determinations concerning rights to benefits under this Agreement. Any decision by the Corporation denying a claim by the Owner or its beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed to the Owner or such beneficiary. Such decision shall set forth the specific reasons for the denial, written to the best of the Corporation's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Corporation shall afford a reasonable opportunity to the Owner or such beneficiary for a full and fair review of the decision denying such claim.
11. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.
12. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, the Owner, and their respective successors, assigns, heirs, executors, administrators and beneficiaries.
13. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.
14. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, effective as of the 1st day of January, 1998.

"CORPORATION"

EQUITY CORPORATION INTERNATIONAL


---------------------------------------
W. Cardon Gerner, Senior Vice President


"EMPLOYEE"


---------------------------------------
James P. Hunter, III

"Owner"


---------------------------------------
J. Patrick Doherty, Trustee


EXHIBIT "A"


The following life insurance policy is subject to the attached Split-Dollar
Agreement:


Insurer:                 American General Life Insurance Company

Insured:                 James P. Hunter, III

Policy Number:           U10003825L

Face Amount:             $500,000